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                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)   January 17, 1996
                                                 --------------------



                             YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




        Delaware                    0-12255                   48-0948788
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(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)




  10777 Barkley, P. O. Box 7563,      Overland Park, Kansas            66207
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(Address of principal executive offices)                             (Zip Code)




Registrant's telephone number, including area code   (913) 967-4300
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                                  No Changes.
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         (Former name or former address, if changed since last report.)
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Item 5.  Other Events

         On January 17, 1996, Yellow Corporation (the company) reported that President and CEO, George E. Powell III, announced his intention to resign. Powell, 47, who was named to his current position in 1992, agreed to remain until a replacement candidate is selected. That selection is expected in the next few months. Powell will also continue his current board term and stand for reelection when that term expires in April concurrent with the Annual Shareholders meeting.

         Powell, who for twenty-five years has held numerous management and executive positions at Yellow Freight System, Inc. culminating with the top post at the holding company, will be involved in identifying his successor. His father, George E. Powell, Jr. will remain as Chairman of the Board of Directors.

         Yellow Corporation is a Fortune 500 transportation company providing shipping distribution solutions for businesses throughout North America, Europe and the Pacific Rim. The company had 1994 revenue of $2.9 billion.





                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                        YELLOW CORPORATION
                                                 -------------------------------
                                                           (Registrant)



Date:    January 24, 1996                        /s/ H. A. Trucksess, III
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                                                     H. A. Trucksess, III
                                                 Senior Vice President - Finance